UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As reported on January 13, 2014, the Company expects a retroactive rate reduction at its Washington health plan to reduce the Company’s pre-tax income for the fourth quarter of 2013 by approximately $15 million. The Company expects that this retroactive rate reduction will reduce net income per share for the quarter and the year ended December 31, 2013 by approximately $0.20.

For the year ended December 31, 2013, the Company now expects its net income per diluted share from continuing operations to be approximately $0.95. The Company had previously reported that, for the year ended December 31, 2013, it expected net income per diluted share from continuing operations to be approximately $1.15.

Unaudited Non-GAAP1 Financial Measure

For the year ended December 31, 2013, the Company now expects adjusted net income per diluted share, continuing operations to be approximately $3.11. The Company had previously reported that, for the year ended December 31, 2013, it expected adjusted net income per diluted share, continuing operations to be approximately $3.20.

The Company uses adjusted net income per diluted share, continuing operations, as a supplemental metric in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. Management believes this measure is a useful supplemental measure to investors in evaluating the Company’s performance, and when comparing the Company’s performance with the performance of other public companies in the health care industry. This non-GAAP financial measure should be considered as a supplement to, and not as substitute for or superior to, GAAP measures.

The following table reconciles estimated net income per diluted share, continuing operations, which the Company believes to be the most comparable GAAP measure, to estimated adjusted net income per diluted share, continuing operations. All amounts in the following table are unaudited estimates.

Year Ended December 31, 2013
Net income per diluted share, continuing operations	$0.95
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	0.98
Stock-based compensation	0.52
Amortization of convertible senior notes and lease financing obligations	0.31
Amortization of intangible assets	0.28
Change in fair value of derivatives	0.07

Adjusted net income per diluted share, continuing operations	$3.11

[1]	GAAP stands for Generally Accepted Accounting Principles.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This current report contains “forward-looking statements” regarding the Company’s expected financial results for the quarter and year ended December 31, 2013. Final reported financial results may vary as a result of finalization of the Company’s financial statements and completion of its year-end audit, and due to the other risks and uncertainties discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. All forward-looking statements in this release represent the Company’s judgment as of January 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 22, 2014	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President – General Counsel, and Secretary